Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of HUHUTECH International Group Inc. on Amendment No. 6 to the Form F-1 of our report dated June 3, 2024, except for Notes 12 and 14, as to which the date is August 15, 2024, with respect to our audit of the consolidated financial statements of HUHUTECH International Group Inc. as of and for the two years ended December 31, 2023 and 2022.

We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
September 9, 2024